UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities and Exchange Act of 1934

Date of Report

(Date of earliest event reported):

March 11, 2013

HERITAGE FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

WASHINGTON	0-29480	91-1857900
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Fifth Avenue S.W. Olympia, WA	98501
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (360) 943-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 11, 2013, Heritage Financial Corporation, Olympia, Washington (“Heritage”) entered into a definitive agreement (the “Agreement”) with Valley Bancshares, Inc., Puyallup, Washington (“Valley”), pursuant to which Valley will be merged with and into Heritage (the “Merger”), and immediately thereafter Valley’s bank subsidiary, Valley Bank, will be merged with and into the Heritage’s subsidiary bank, Heritage Bank.

The purchase price will be paid 50% in cash and 50% in Heritage common stock. As a result, Valley’s shareholders will be entitled to receive approximately $19.50 in cash and 1.3611 shares of Heritage’s common stock per share. Using a 30-day average price per share of Heritage stock for a period ending March 1, 2013 results in a Heritage stock price of $14.327, which when multiplied by the fixed exchange ratio of 1.3611 provides an initial valuation of $39.00 per share or approximately $44.2 million. The total purchase price is subject to adjustments and closing conditions, including potential adjustments if the volume weighted average trading price of Heritage common shares rises or falls beyond certain levels prior to closing.

In the event the Agreement is terminated under certain specified circumstances in connection with a competing transaction, Valley will be required to pay Heritage a termination fee of $1.76 million in cash.

One director of Valley will join Heritage’s Board of Directors following the completion of the Merger.

The transaction is subject to customary closing conditions, including the receipt of regulatory approvals and approval of the Agreement by the shareholders of Valley, and is expected to be completed in the third quarter of 2013. All of the directors and executive officers of Valley have agreed to vote their shares of Valley common stock in favor of approval of the Agreement.

The foregoing summary of the Agreement is not complete and is qualified in its entirety be reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated by reference herein.

Cautionary Statement Regarding Representations and Warranties

The representations, warranties and covenants contained in the Agreement were made only for purposes of the Agreement and as of specific dates, were solely for the benefit of the parties to the Agreement, and are subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Heritage or Valley, or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in Heritage’s public disclosures.

Note Regarding Forward Looking Statements

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by words such as “may,” “expected,” “anticipate,” “continue,” or other comparable words. In addition, all statements other than statements of historical facts that address activities that Heritage expects or anticipates will or may occur in the future are forward-looking statements. Readers are encouraged to read the SEC reports of Heritage Financial Corporation, particularly its Form 10-K for the year ended December 31, 2012, for meaningful cautionary language discussing why actual results may vary materially from those anticipated by management. Specific risks in this press release include whether Valley’s shareholders approve the merger, whether the companies receive regulatory approval for the merger, whether the conditions to closing are satisfied, the timing of the closing and management’s ability to effectively integrate the companies.

Additional Information About the Merger and Where to Find It

Heritage will file a registration statement and other relevant documents concerning the transaction with the Securities and Exchange Commission (“SEC”) and appropriate state and federal banking authorities as soon as practical. Heritage and Valley will prepare a proxy statement/prospectus and other relevant documents concerning the proposed transaction for the Valley shareholders. Investors are urged to read such proxy statement/prospectus and registration statement regarding the proposed transaction as they become available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents because they will contain important information. You will be able to obtain a free copy of the registration statement, as well as other filings including the proxy statement/prospectus at the SEC’s internet site (http://sec.gov). The documents can also be obtained, without charge, by directing a written request to either Heritage Financial Corporation, P.O. Box 1578, Olympia, WA 98501, Attention: Brian Vance, or Valley Community Bancshares, Inc., 1307 East Main, Puyallup WA 98372, Attention: David Brown. Heritage Financial Corporation and Valley Community Bancshares, Inc., and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the Valley shareholders in connection with the merger. Information about the directors and executive officers of Valley and the interests of these participants may be obtained by reading the proxy statement/prospectus regarding the proposed transaction when it becomes available.

Item 7.01 Regulation FD Disclosure

The joint press release issued by the Heritage and Valley on March 12, 2013 announcing the Agreement is furnished herewith as Exhibit 99.1. The investor presentation material to be used by Heritage for its conference call on March 12, 2013 to discuss the proposed transaction is furnished herewith as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of March 11, 2013, by and between Heritage Financial Corporation and Valley Community Bancshares, Inc.

99.1	Joint Press Release dated March 12, 2013

99.2	Investor Presentation Material

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERITAGE FINANCIAL CORPORATION

Date: March 12, 2013	By:	/s/ Brian L. Vance
Brian L. Vance
President and Chief Executive Officer